UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 13, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bruker Corporation (the “Company”) approved 2014 cash incentive plans (“Plans”) for the Company’s executive officers, including certain of the Company’s “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended.

Under the Plans approved for such named executive officers, the annual cash incentive award target levels for 2014, which are linked to previously established 2014 base salaries, are as set forth in the table below:

Executive Officer	Title	2014 Base Salary	2014 Incentive Award Target	Incentive Target as % of Base Salary

Frank H. Laukien, Ph.D.	President and Chief Executive Officer	$ 600,000	$ 800,000	133%

Charles F. Wagner, Jr.	Executive Vice President and Chief Financial Officer	$ 510,000	$ 510,000	100%

Mark R. Munch, Ph.D.	President, Bruker Nano, Inc. and Bruker MAT Group	$ 400,000	$ 240,000	60%

The Plans provide that quantitative financial factors will continue to provide 70% of total cash incentive award potential, with the remaining 30% allocated to individual qualitative factors established by the Compensation Committee.

The quantitative portion of the cash incentive payments to be awarded under the Plans established for each of Dr. Laukien and Mr. Wagner will be determined based on achievement of specified performance goals allocated to the following corporate financial objectives: currency-adjusted revenue growth, non-GAAP operating profit improvement, non-GAAP earnings per share growth and reduction in the Company’s working capital ratio.

The quantitative portion of the cash incentive payments to be awarded under the Plan established for Dr. Munch will be determined based on achievement of specified financial performance goals for the Bruker MAT Group, as well as corporate financial performance relative to the Company’s adjusted operating profit objective.  Performance goals for the Bruker MAT Group, which represent approximately 85% of Dr. Munch’s target bonus opportunity based on quantitative goals, are allocated to the following Bruker MAT Group objectives: currency-adjusted revenue growth, non-GAAP gross profit improvement, non-GAAP operating profit improvement and working capital ratio improvement.

The payment for cash incentive bonuses linked to the achievement of such quantitative performance goals will be calculated based on percentage achievement of the quantitative target goal, with no threshold or maximum.

The qualitative portion of the cash incentive payments to be awarded under each of the Plans will be determined based on non-financial measures of the respective executive officer’s contributions to the achievement of certain management objectives. Payments for qualitative goals will be made in a range of 0% to 125%, subject to satisfaction of certain minimum performance expectations.

While individual quantitative goals are not subject to a maximum payout, the total cash incentive award payment under each of the Plans is subject to a maximum payout of 200% of the respective executive officer’s cash incentive award target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: February 19, 2014	By:	/s/ CHARLES F. WAGNER, JR.
Charles F. Wagner, Jr.
Executive Vice President and Chief Financial Officer